REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Datatec Systems, Inc.:

We have audited the accompanying consolidated balance sheets of Datatec Systems, Inc. (a Delaware corporation) and subsidiaries (formerly Glasgal Communications, Inc.) as of April 30, 1997 and 1998 and the related consolidated statements of operations, changes in shareholders' equity (deficit) and cash flows for each of the three years in the period ended April 30, 1998 (as revised - see Note 18). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Datatec Systems, Inc. and subsidiaries as of April 30, 1997 and 1998 and the results of their operations and their cash flows for each of the three years in the period ended April 30, 1998, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The schedule listed in the index of consolidated financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.


                                                  /s/ ARTHUR ANDERSEN LLP
                                                  -----------------------
Roseland, New Jersey                               ARTHUR ANDERSEN LLP
July 27, 1998 (except with respect to the matter
               discussed in Note 18 as to which
               the date is February 2, 1999)